U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                      20549

                          FIRST AMENDMENT TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               DORAXX CORPORATION
                 (Name of Small Business Issuer in its charter)

         Nevada                        6770                      47-0917408
--------------------------------------------------------------------------------
(State or Jurisdiction    (Primary Standard Industrial        (I.R.S.  Employer
of Incorporation or        Classification Code Number)       Identification No.)
Organization)
                           9825 East Turquoise Avenue
                            Scottsdale, Arizona 85258
                                 (602) 821-6492
--------------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                  Ralph Kinkade
                               1233 Sparta Avenue
                            Carson City, Nevada 89701
                                 (775) 841-9735
--------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

--------------------- ----------------------- ------------------------- ------------------------- --------------------
   Title of each                                      Proposed                  Proposed
      Class of                                        Maximum                   Maximum                Amount of
   Securities to           Amount to be            Offering Price              Aggregate             Registration
   be registered            Registered                per unit               Offering price               Fee
--------------------- ----------------------- ------------------------- ------------------------- --------------------

Common stock                  500,000             $0.10 per share (1)            $50,000                $4.60
--------------------- ----------------------- ------------------------- ------------------------- --------------------

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





























________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                            Initial Public Offering:
                                   Prospectus
                               DORAXX CORPORATION.
                         500,000 shares of Common Stock
                                 $0.10 per share

                                   Registrant:
                               Doraxx Corporation
                           9825 East Turquoise Avenue
                            Scottsdale, Arizona 85258

                             Registrant's Attorney:
                            The O'Neal Law Firm, P.C.
                             Attn: William D. O'Neal
                               668 N. 44th Street
                                    Suite 233
                             Phoenix, Arizona 85008
                                 (602) 267-3855
                              (602) 267-7400 (fax)

                                  The Offering:

                                    Per Share                 Total
   Public Price                       $0.10                  $50,000

   Offering Expenses(2)               $0.00                  $ 0

   Proceeds to
   The Company                        $0.10                  $ 50,000

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. The title of each class of securities to be registered is Common Shares.

The amount to be registered is 500,000 shares.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________________________________________
(2) Offering Expenses in the amount of approximately $12,000 are being paid out of the current working capital of the Company, and not from the proceeds of the offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (the offering expenses are being paid out of the Company's pre-offering working capital, and not out of the proceeds of the offering) and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

                                TABLE OF CONTENTS


PART I - Summary Information and Risk Factors................................. 6

Prospectus Summary............................................................ 6

The Offering.................................................................. 6

Risk Factors.................................................................. 6

Investors' Rights and Substantive Protections under Rule 419.................. 9

Use of Proceeds.............................................................. 10

Determination of Offering Price.............................................. 11

Dilution..................................................................... 11

Plan of Distribution......................................................... 11

Legal Proceedings............................................................ 13

Directors, Executive Officers, Promoters and Control Persons................. 13

Security Ownership of Certain Beneficial Owners and Management............... 14

Description of Securities.................................................... 14

Interests of Named Experts and Counsel....................................... 15

Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities................................................ 15

Description of Business...................................................... 16

Management's Discussion and Analysis or Plan of Operation.................... 16

Description of Property...................................................... 21

Certain Relationships and Related Transactions............................... 21

Market for Common Equity and Related Shareholder Matters..................... 22

Dividend Policy.............................................................. 22

Executive Compensation....................................................... 22

Legal Matters................................................................ 22

Transfer Agent............................................................... 22

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosures.................................................................. 22

PART II - Financial Statements............................................... 23

PART III - Information Not Required in Prospectus............................ 33

Recent Sales of Unregistered Securities...................................... 33

Exhibits..................................................................... 33

Undertakings................................................................. 33

Signatures................................................................... 34

PART I - SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary.

                              Corporate Information

Doraxx Corporation (the "Company", "we", or "us") was incorporated under the laws of the State of Nevada on March 20, 2003. The Company's current address is 9825 East Turquoise Avenue, Scottsdale Arizona 85258. The Company's sole officer and director is Kevin Ericksteen.

The Company is a blank check company subject to Rule 419. The Company was organized as a vehicle to acquire or merge with another business or company. The Company has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Mr. Ericksteen, however, is always looking for potential merger candidates.

The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to Mr. Ericksteen, its sole shareholder, the Company never commenced any operational activities. The Company would be defined as a blank check "shell" company.

The Offering.

The Company is conducting a blank check offering pursuant to Rule 419. A maximum of 500,000 shares and a minimum of 250,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $25,000 is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5,000 shares at $500.

Risk Factors.

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Due to a lack of financing and a lack of experience in the management positions, the Company will be at a competitive disadvantage.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will compete in seeking merger or acquisition candidates with numerous other small public companies.

While seeking a business combination, Mr. Ericksteen anticipates devoting up to twenty (20) hours per month to the business of the Company. Notwithstanding the limited experience and time commitment of Mr. Ericksteen, loss of Mr. Ericksteen's services would adversely affect development of the Company's business and its likelihood of continuing operations. Furthermore, Mr. Ericksteen is not a professional business analyst. Lack of experience will be a detriment to the Company's efforts.

The Company has not identified a potential merger candidate as of yet. Investors in the Company's securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found.

The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity, and has had no discussions of any kind with any potential merger, joint venture or acquisition candidate. The Company may not be successful in identifying and
evaluating   suitable  business   opportunities  or  in  concluding  a  business
combination. Mr. Ericksteen has not identified any particular industry or specific business within an industry for evaluations. Ultimately, Mr. Ericksteen will have broad discretion in determining the specific business combination that will take place. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its sole shareholder, Mr. Ericksteen, the Company never commenced any operational activities. The Company may not be able to negotiate a business combination on terms favorable to the Company.

Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule 419. At this time, investors will determine whether they wish to leave their investment or receive their investment back. If they choose not to invest, they may still loose ten percent (10%) of their initial investment.

The Company lacks any market research or marketing organization. The Company may find it difficult to complete its business plan of acquiring or merging with a target company.

The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Potential determination by the SEC that the Company is an investment company could cause significant registration and compliance costs under the Securities Exchange Act of 1933.

In the event the Company engages in business combinations that result in the Company holding passive investment interests in a number of entities, the Company could be under regulation of the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

A successful merger or acquisition of the Company with another business entity will, in all likelihood, result in a significant shift in control from the Company's management to the merging company's management.

A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require Mr. Ericksteen to sell or transfer all or a portion of the Company's common stock held by him, or resign as the sole member of the board of directors of the Company. The resulting change in control of the Company could result in removal of Mr. Ericksteen and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

A successful merger or acquisition of the Company with another business entity will, in all likelihood, result in a significant shift in control from the Company's shareholders to the merging company's shareholders.

A business combination involving the Company and another business entity will, in all likelihood, result in the Company issuing securities to shareholders of the merging entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present and prospective shareholders of the Company. This would result in a shift in control from the Company's shareholders to the merging company's shareholders.

Many business decisions made by the Company can have major tax consequences and associated risks that could hurt the value of an investment in the Company.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company's securities may be limited to only a few markets because of state blue sky laws.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

The Company's offering price is arbitrary and the value of the Company's securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by Mr. Ericksteen. There can be no assurance that, even if a public trading market develops for the Company's securities, the shares will attain market values commensurate with the offering price.

The Company may not be able to raise the minimum $25,000 dollars in this offering, resulting in the nullification of this offering.

The shares are offered by the Company on a direct participation offering basis. No individual, firm or corporation has agreed to purchase or take down any of the offered shares. The Company cannot and does not make any statement guaranteeing that shares will be sold. If the minimum number of shares are not sold, the Company's offering will be nullified resulting in the return of the investors' money.

Investors' rights and substantive protection under rule 419.

                   Deposit of Offering Proceeds and Securities

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after Mr. Ericksteen has met the following three conditions:

First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

                        Prescribed Acquisition Criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

                            Post-effective Amendment

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

                             Reconfirmation Offering

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five (5) business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

     (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

               Release of Deposited Securities and Deposited Funds

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition (s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

     (2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

       Escrowed Funds Not To Be Used For Salaries Or Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on the Company's behalf by Mr. Ericksteen. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Mr. Ericksteen. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

Use of Proceeds.

Mr. Ericksteen estimates that the Company will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for estimated offering expenses as these costs are being paid out of the Company's pre-offering working capital. We expect to use the net proceeds of this offering for the following purposes:

Purpose                            Amount            Percentage
-------                            ------            ----------
Business Acquisitions             $ 45,000                90%
Working Capital & General         $  5,000                10%
Corporate Purposes
-------------------------------------------------------------
Total                             $ 50,000               100%

Mr. Ericksteen anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of Mr. Ericksteen. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non - interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Mr. Ericksteen may advance money to the Company or on behalf of the Company when the need arises. There are no set limits to the maximum amount that Mr. Ericksteen will advance or loan to the Company. However, the amount is obviously limited by the resources of Mr. Ericksteen. Mr. Ericksteen anticipates that repayment would come, if at all, from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Determination of Offering Price.

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by Mr. Ericksteen and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Dilution.

Since the Company is a development stage company with no trading market, dilution is not a factor at this time. However, if the Company moves forward on its objectives, such dilution is bound to occur. At this point in time we are unable to quantify the effect that this will have on the future stock price of the Company's shares.

Plan of Distribution.

The Company will sell a minimum of 250,000 or a maximum of 500,000 shares of its common stock with a par value $.001 per share to the public on a "best efforts" basis. The minimum purchase required of an investor is $500.00. There can be no assurance that any of these shares will be sold. If the minimum amount of shares are not sold, all proceeds received in the offering will be refunded promptly.

The net proceeds to the Company will be $50,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. Certain costs are to be paid in connection with the offering out of the pre-offering working capital of the Company

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Mr. Ericksteen will be offering and selling shares on behalf of the Company.

Mr.   Ericksteen  will  be  relying  on  the  safe  harbor  from   broker-dealer
registration rule set out in Rule 3a4-1.

We have been informed by Mr. Ericksteen that:

     o he is not subject to statutory disqualification as defined in Section 3(a) (39) of the Securities Exchange Act of 1934,

     o he is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

     o    he is not an associated person of a broker or dealer.

Additionally, Mr. Ericksteen meets the conditions of part (a)(4)(iii) where participation will be restricted to:

     (A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

     (B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

     (C) Performing ministerial and clerical work involved in effecting any transaction.

The Company anticipates that there will be no state registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold.

The Company will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Registration Statement, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.

By executing the Subscription Agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the Company, such a subscriber will be a shareholder in The Company and will be otherwise bound by the Articles of Incorporation and the Bylaws of the Company in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by the Company, Mr. Ericksteen will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Mr. Ericksteen may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as Mr. Ericksteen determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned - receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings.

The Company is not a party to any pending legal proceedings and, to the best of Mr. Ericksteen's knowledge, no such action by or against the Company has been threatened.

Director, Executive Officer, Promoters and Control Persons.

Mr. Ericksteen is currently the sole officer, director, and shareholder of the Company. He has held his position since March 20, 2003. Mr. Ericksteen shall serve for a term ending on March 19, 2004. There are no other persons which can be classified as a promoter or controlling person of the Company. Mr. Ericksteen has not been involved in legal proceedings that would impair his ability to perform his duties as Officer and Director.

                          Other Blank Check Activities

Mr. Ericksteen serves or has served as an officer and/or director, and participated as a shareholder in the following reporting blank check companies:

                                                                        Filing
Incorporation Name               Form Type     File No.      Date       Status

Foresight Specialists, Inc.       10SB12G      000-32757     5/15/01    No (1)
Noricom, Inc.                     10SB12G      000-32767     5/15/01    (2)
Grant Hayward, Inc.               10SB12G      000-32765     5/15/01    No
Power Professionals, Inc.         10SB12G      000-32763     5/15/01    No
AM Marketing, Inc.                10SB12G      000-32317     2/07/01    No
Dakota Distribution, Inc.         10SB12G      000-32761     5/15/01    No
Roberts & Levin, Inc.             10SB12G      000-32765     5/15/01    No
Cable Net, Inc.                   10SB12G      000-32309     5/04/01    No
J. Allen Greer, Inc.              10SB12G      000-32769     5/15/01    No
Shelby Group, Inc.                10SB12G      000-32773     5/15/01    No
Desert Sky Consulting, Inc.       10SB12G      000-32313     2/07/01    (3)
Kaufman & Hurtz, Inc.             10SB12G      000-32755     5/15/01    No
Baxtrom & Associates, Inc.        10SB12G      000-32753     5/15/01    No

     (1) "No" represents that the company has not entered into any agreement for a merger or acquisition and is currently seeking a merger or acquisition candidate.

     (2) Noricom, Inc. filed an 8-K on June 20, 2002 changing its name to AJ &J Pharma Corp. Otherwise, the company has not entered into any agreement for a merger or acquisition and is currently seeking a merger or acquisition candidate.

     (3) Desert Sky Consulting, Inc. filed an 8-K on July 29, 2003 changing its name to Wireless Billboard Technologies Corporation. Otherwise, the company has not entered into any agreement for a merger or acquisition and is currently seeking a merger or acquisition candidate.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this Prospectus, the outstanding shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of Mr. Ericksteen.

Title of Class     Name of Beneficial         Amount and Nature         Percent
Owner (1)          of Beneficial              Of Class
                   Owner(2)

Common Stock       Kevin  Ericksteen          5,000,000                 100%

(1) Mr. Ericksteen does not have the right to acquire shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) Mr. Ericksteen has sole voting and investment power over his shares.

President, Secretary, Treasurer, and Director: Kevin Ericksteen, 29 years of age, is the sole Officer and Director of The Company. Mr. Ericksteen has served as a Director, Secretary and Treasurer since March 20, 2003. His current term as a Director expires, subject to re-election, on March 19, 2004. For the past 5 years Mr. Ericksteen has been self-employed as an independent business consultant and is the sole member of Ericksteen Consulting, L.L.C. Mr.
Ericksteen earned a Bachelor of Arts Degree in History from Arizona State University in 1997, and attended the University of San Diego School of Law from 1998-1999.


Description of Securities.

                              General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by Mr. Ericksteen; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non- cumulative vote per share on all matters on which Mr. Ericksteen may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest;
(d) preference upon liquidation; or (e) any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-
2. As of the date of this Form SB-2, the Company has 5,000,000 shares of common stock outstanding.

                              Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Upon the completion of this Offering (assuming the maximum amount of the Offering is subscribed), the Company shall have issued and outstanding a total of 5,500,000 shares of its common stock.

Interest of Named Experts and Counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities.

Mr. Ericksteen will not have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as Mr. Ericksteen involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of Mr. Ericksteen (i) for any breach of Mr. Ericksteen's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which Mr. Ericksteen derived an improper personal benefit. The By-laws provide for indemnification of Mr. Ericksteen and employees of the Company in most cases for any liability suffered by them or arising out of his activities as director, officer, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when Mr. Ericksteen approves such settlement and reimbursement as being for the best interests of the Company. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Mr. Ericksteen is accountable to the Company as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from The Company.

The Company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act") may be permitted to Mr. Ericksteen of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The name of the sole promoter of the Company is Kevin Ericksteen as disclosed elsewhere in this Form SB-2. Except for the 5,000,000 shares of the common stock of the Company initially issued to Mr. Ericksteen for a cash investment of $12,000, no promoter has received anything of value from the Company.

Description of Business.

Doraxx Corporation was incorporated on March 20, 2003, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original sole shareholder, the Company never commenced any operational activities.

Managements' Discussion and Analysis or Plan of Operation.

                                Plan of Operation

The Company intends to seek to acquire assets or shares of an entity actively engaged in business that generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither Mr. Ericksteen nor any promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

While the Company will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. Mr. Ericksteen does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five (75) days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in an increase in the authorized capital of tCompany and a significant issuance of shares and substantial dilution to present stockholders of the Company.

The Articles of Incorporation of the Company provides that the Company may indemnify Mr. Ericksteen for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification.

                              Conflicts of Interest

The Company has no full time employees. Mr. Ericksteen has agreed to allocate a portion of his time to the activities of the Company, without compensation. Mr. Ericksteen expects to organize other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as the Company's officer and director. Insofar as Mr. Ericksteen is engaged in other business activities, he anticipates that he will only devote a minor amount of time to the affairs of the Company. The Company does not have a right of first refusal pertaining to opportunities that come to Mr. Ericksteen's attention insofar as such opportunities may relate to our proposed business operations.

A conflict may arise in the event that another blank check company with which Mr. Ericksteen is affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for us and other blank check companies in chronological order of the date of formation of such blank check companies or, in the case of blank check companies formed on the same date, alphabetically. However, any blank check companies with which Mr. Ericksteen is, or may be, affiliated may differ from us in certain items such as place of incorporation, number of shares and stockholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after us. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation.

The terms of a business combination may include such terms as Mr. Ericksteen remaining as a director or officer of the Company. The terms of the business combination may provide for a payment by cash or otherwise to Mr. Ericksteen for the purchase or retirement of all or a part of his common stock of the Company by a target company or for services rendered incident to or following a business combination. Mr. Ericksteen would directly benefit from such employment or payment and may influence Mr. Ericksteen's choice of a target company.

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by Mr. Ericksteen to resolve conflicts of interest in favor of us could result in Mr. Ericksteen incurring liability to us. However, any attempt by stockholders to enforce a liability of Mr. Ericksteen to us would most likely be prohibitively expensive and time consuming.

                              General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly - owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies that are looking to merge with a public shell.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Mr. Ericksteen believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no significant capital with which to provide the owners of business opportunities with any significant cash or other assets. However, Mr. Ericksteen believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, Mr. Ericksteen has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Mr. Ericksteen, who is not a professional business analyst. Mr. Ericksteen intends to concentrate on identifying preliminary prospective business opportunities that may be brought to his attention through his present associations.

In analyzing prospective business opportunities, Mr. Ericksteen will consider such matters as:

     o    the available technical, financial and managerial resources,
     o    working capital and other financial requirements,
     o    history of operations, if any,
     o    prospects for the future,
     o    nature of present and expected competition,
     o the quality and experience of management services which may be available and the depth of that management,
     o    the potential for further research, development, or exploration,
     o specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of the Company;
     o    the potential for growth or expansion; the potential for profit,
     o the perceived public, recognition or acceptance of products, services, or trades,
     o    name identification; and other relevant factors.

Mr. Ericksteen will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Mr. Ericksteen, while not especially experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein.

However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture that is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

                          Acquisition of opportunities

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, Mr. Ericksteen may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's sole shareholder, Mr. Ericksteen, may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.

The policy set forth in the preceding sentence is based on the understanding between the Company and Mr. Ericksteen, and he is not aware of any circumstances under which this policy would change while he is still officer and director of the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto.

Also, they will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated here-in-above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

Mr. Ericksteen has agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. Mr. Ericksteen has also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business that the Company acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money that Mr. Ericksteen will advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the Mr. Ericksteen.

Mr. Ericksteen has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which any of Mr. Ericksteen or his affiliates or associates serve as officer or director or hold any ownership interest. Mr. Ericksteen is not aware of any circumstances under which this policy, through his own initiative may be changed.

                                   Competition

The Company will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Description of Property.

The Company currently owns no property. President Kevin Ericksteen's office facilities serve as the office for the Company. This address is 9825 East Turquoise Avenue, Scottsdale, Arizona 85258.

Certain Relationships and Related Transactions.

There are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth in
Item 404 of Regulation SB had or is to have a direct or indirect material interest.

Market for Common Equity and Related Stockholder Matters.

The shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the shares.

Dividend Policy

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when Mr. Ericksteen deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected value of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of Mr. Ericksteen it is in the best interest of the Company's stockholders to do so. Mr. Ericksteen will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Executive Compensation.

     (a) Mr. Ericksteen is not receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to Mr. Ericksteen, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

     (c) No remuneration is proposed to be in the future directly or indirectly by the Company to Mr. Ericksteen under any plan that is presently existing.

Legal Matters.

The Company has retained William D. O'Neal, Esq., as legal counsel for the Company. The address is: The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008. Mr. O'Neal has no involvement with the day-to-day activities of the Company.

Transfer Agent.

The Company intends to engage the services of First American Transfer Company, 1717 East Bell Road, #2, Phoenix, Arizona 85022; (602) 485-1346 Fax (602)
788-0423.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in accountants or disagreements with Shelley Int'l C.P.A. our present accountants on financial disclosure.

PART II - FINANCIAL STATEMENTS

                              TABLE OF CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT .......................... F-1

Balance Sheet as of April 30, 2003 and March 31, 2003 ...................... F-2

Statement  of  Operations  for the periods  April 1, 2003 to April 30,
2003, March 20, 2003 to March 31, 2003 and March 20, 2003 to April 30,
2003 ....................................................................... F-3

Statement of  Stockholders'  Equity for the period from March 20, 2003
(inception) until April 30, 2003 ........................................... F-4

Statements  of Cash  Flows for the period  April 1 to April 30,  2003,
March 20, to March 31,  2003 and March 20, 2003  (inception)  to April
30, 2003 ................................................................... F-5

NOTES TO FINANCIAL STATEMENTS ....................................... F-6 to F-9

                            Shelley International CPA
                               161 E. 1st. St. #1
                                 Mesa, AZ 85201
                                 (480) 461-8301


                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                -------------------------------------------------

To the Board of Directors and Audit Committee
DORAXX CORPORATION

I have audited the accompanying balance sheet of DORAX CORPORATION, (a Development Stage Company) as of April 30, 2003 and March 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period April 1, 2003 to April 30, 2003 and the period from March 20, 2003 to March 31, 2003 and the period from March 20, 2001 (inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, financial position of DORAXX CORPORATION, (a Development Stage Company) as of April 30, 2003 and March 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period April 1, 2003 to April 30, 2003 and the period from March 20, 2003 to March 31, 2003 and the period from March 20, 2001 (inception) to April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


                                                     Shelley International CPA
                                      F-1

May 1, 2003



                               DORAXX CORPORATION
                         (a development stage company)
                                 Balance Sheet
                    as of April 30, 2003 and March 31, 2003

                                         April 30,  March 31,
                                            2003         2003
                                      ------------ -----------

                                     ASSETS


Cash                                   $         -  $   12,000
                                      ------------ -----------


Total Current Assets                             0      12,000
                                      ------------ -----------


Total Assets                           $         0      12,000
                                      ============ ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                      0           0
                                      ------------ -----------

Stockholders Equity

Common Stock
Authorized shares 25,000,000,
shares outstanding 5,000,000 at
April 30, 2003 and March 31, 2003      $     5,000  $    5,000


Additional Paid in Capital                   7,000       7,000


Accumulated Deficit                        (12,000)       (250)
                                      ------------ -----------

Total Stockholders' Equity                       -      11,750
                                      ------------ -----------
Total Liabilities and Stockholders'
   Equity                                        -      11,750
                                      ============ ===========


The accompanying notes are an integral part of these statements

                               DORAXX CORPORATION
                          (a development stage company)
                            Statement of Operations
  for the periods April 1, 2003 to April 30, 2003, March 20, 2003 to March 31,
                   2003 and MArch 20, 2003 to April 30, 2003


                                    Period           Period      Period from
                                April 1 to 30,   March 20 to 31,   20-Mar-03
                                     2003             2003       (incpetion) to
                                                                  30-Apr-03
                               ------------------------------------------------


Revenue                         $            -  $             -  $            -
                               ------------------------------------------------

Expenses
General and Administrative                                  250             250
Legal and Accounting                    11,750                           11,750
                               ------------------------------------------------

Total Expenses                          11,750              250          12,000
                               ------------------------------------------------

Income before Income Taxes             (11,750)            (250)        (12,000)
                               ------------------------------------------------

Provision for Income Taxes                   0                0               0
                               ------------------------------------------------

Deficit                         $      (11,750) $          (250) $      (12,000)
                               ------------------------------------------------

Basic and Diluted
Earnnings per Share                     a                a               a
                               ------------------------------------------------

Wieghted Average Shares              5,000,000        5,000,000       5,000,000
                               ------------------------------------------------

a = less than $0.01

The accompanying notes are an integral part of these statements

                               DORAXX CORPORATION
                          (a development stage company)
                       Statement of Stockholders' Equity
      for the period from March 20, 2003 (inception) until April 30, 2003

                                                                  Additional
                                          Common Stock              Paid in       Accumulated        Total
                                    Shares         Amount          Capital           Deficit         Equity
                               --------------- --------------- --------------- --------------- ---------------
March 20, 2003
Initial Capitalization               5,000,000           5,000           7,000                          12,000

Deficit for Period                                                                        (250)           (250)
                               --------------- --------------- --------------- --------------- ---------------

Balance, March 31, 2003              5,000,000           5,000           7,000            (250)         11,750


Deficit for Period                                                                     (11,750)        (11,750)
                               --------------- --------------- --------------- --------------- ---------------


Balance, April 30, 2003              5,000,000           5,000           7,000         (12,000)              -
                               =============== =============== =============== =============== ===============


The accompanying notes are an integral part of these statements

                               DORAXX CORPORATION
                          (a development stage company)
                            Statement of Cash Flows
for the period April 1 to April 30, 2003, March 20, to March 31, 2003 and March
                     20, 2003 (inception) to April 30, 2003

                                    Period         Period        Period from
                                April 1 to 30, March 20 to 31,    20-Mar-03
                                      2003            2003     (incpetion) to
                                                                   30-Apr-03
                               --------------- --------------- ---------------

Cash Utilized from Operation

Deficit for Period              $      (11,750) $         (250) $      (12,000)
                               --------------- --------------- ---------------


Cash Provided by Operations            (11,750)           (250)        (12,000)
                               --------------- --------------- ---------------

Cash Utilized for Investments                0               0               0
                               --------------- --------------- ---------------

Cash from Financing

Initial capitalization                       0          12,000          12,000
                               --------------- --------------- ---------------


Total Change in Net Cash               (11,750)         11,750               -


Beginning Cash                          11,750               0               0
                               --------------- --------------- ---------------


Ending Cash                                  -          11,750               -
                               =============== =============== ===============


Period March 20, 2003 to March 31, 2003
Taxes Paid $0, Interest Paid $0

Period April 1, 2003 to April 30, 2003
Taxes Paid $0, Interest Paid $0

Non Cash Transactions- none

The accompanying notes are an integral part of these statements

                               DORAXX CORPORATION
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was organized in the state of Nevada on March 20, 2003. The Company currently has no revenue and, in accordance with SFAS No. 7, is considered a development stage company; its activities have been limited to organization, capital formation and potential acquisition.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has no assets except cash and no debt. There has been no revenue. The relevant accounting policies and procedures are listed below.

Accounting Basis
----------------

The basis is generally accepted accounting principles of the United States of America.

Earnings per Share
------------------

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods. Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------

The Company does not anticipate the payment of dividends in the foreseeable future. No dividends have been paid since inception.


Stock Based Compensation
------------------------

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation. In this statement stock based compensation is divided into two general categories, based upon who the stock receiver is, namely, and 1. non-employees. 2. employees or directors The employees/directors category is further divided based upon the particular stock
                                      F-6
issuance plan, namely compensatory and non-compensatory. Each of these categories treats the valuation of the stock issuance for accounting purposes in a specific manner. The non-employees securities are recorded at fair value. The non-compensatory employee stock is recorded at the amount actually received for the stock. The compensatory stock is recorded at the fair value.

Income Taxes
------------

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising
-----------

Advertising is expensed when incurred. There has been no advertising since inception.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue. Without generating revenue or obtaining additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a private placement offering.

NOTE 4. STOCKHOLDERS' EQUITY

At inception the Company had 25,000,000 shares of common stock authorized and a par value of $0.001 per share. The shareholders have all of the rights afforded Nevada shareholders.

There are no warrants or options outstanding to acquire any additional shares of common stock.

The  Company  was  initially   capitalized   on  March  20,  2003,  the  day  of
incorporation. The Company sold 5,000,000 shares of common stock for $12,000.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. For the previous periods, office services are provided without charge by an officer. Such previous costs are immaterial to the financial statements and accordingly, have not been reflected herein. The officers and directors of the Company are
                                      F-7
involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $2,640, which is calculated by multiplying a 22% estimated tax rate by the deferred tax account, the NOL of $12,000. The total valuation allowance is a comparable $2,640.

The provision for income taxes is comprised of the net change in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                                                                         Amount
         Net change in deferred taxes                                    $2,640
         Valuation Account                                               (2,640)
         Current taxes payable                                                0
                                                                        -------
         Provision for Income Taxes                                           0
                                                                        -------

Below is a chart showing the federal net operating losses and the year in which it will expire.

         Year                                   Amount                Expiration

         March 31, 2003                            250                      2023
         April 30, 2003                         11,750                      2023
                                                ------
         Total                                  12,000
                                                ------

NOTE 7. OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company currently uses the offices of its president with no charge. The Company also has no lease obligations of any kind. The five year projection of these future obligations based on these facts are as followings will be zero in each year.


                              Year 1     Year 2     Year 3     Year 4     Year 5

Operating Leases, etc              0          0          0          0          0

NOTE 8. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 141-144 and their effect on the Company.

SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets

This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS 121, the accounting and reporting provisions of APB 30 and amends ARB 51. The effective date of this statement is December 15, 2001.

SFAS 145 Extra-ordinary item classification, Sale-lease-back classification

This statement rescinds SFAS 4, 44 and 64 and reinstates APB 30 as the standard for the classification of gains and losses of the extinguishment of debt as an operating lease be accounted for under the sale-lease-back provisions of SFAS
98. The effective date of this statement is May 15, 2002.

SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities

This statement requires companies to recognize costs associated with exit or disposal activities, other than SFAS 143 costs, when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of these costs are lease termination costs, employee severance costs associated with restructuring, discontinued operation, plant closing, or other exit or disposal activity. This statement is effective after December 15, 2002.

SFAS 147 Acquisitions of Certain Financial Institutions - an amendment of FASB Statement No. 72 and 144 and FASB Interpretation No. 9

This statement makes the acquisition of financial institutions come under the statements 141 and 142 instead of statement 72, 144 and FASB Interpretation No.
9. This statement is applicable for acquisition on or after October 1, 2002.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.
                                      F-9

PART III - INFORMATION NOT REQUIRED IN PROSPECTUS

Recent Sales of Unregistered Securities.

Other than the 5,000,000 shares issued to Kevin Ericksteen, the Company's sole officer and director, for $12,000 in cash, there have been no sales of unregistered securities to date.

Exhibits.

Index to Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit No.  Exhibit Name
-----------  ------------

3.1          Articles of Incorporation filed March 20, 2003

3.2          Bylaws

5.1          Opinion of Counsel

23.1         Consent of Independent Accountants

Undertakings.

The Company undertakes to include in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

If in the future the Company decides to offer the securities to existing shareholders under warrants and rights and if any securities are re-offered to the public and/or underwriters with modification, the Company will file a post-effective amendment.

If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the re-offering and related matters, unless we decide that there will be no further public offering of such securities.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, in the State of Arizona.


DORAXX CORPORATION


By: /s/ Kevin Ericksteen
------------------------------
Kevin Ericksteen
President and Director
Dated: August 7, 2003

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

By: /s/ Kevin Ericksteen
-----------------------------
Kevin Ericksteen
President and Director
Dated: August 7, 2003

                                   EXHIBIT 3.1
                                   -----------

                            ATRICLES OF INCORPORATION
                                       of
                               DORAXX CORPORATION

                  The undersigned natural persons acting as incorporators of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

                                    ARTICLE 1
                                      NAME

                  The name of the Corporation is DORAXX CORPORATION

                                    ARTICLE 2
                                     PURPOSE

     The Corporation shall have the purpose of engaging in any lawful business activity.

                                    ARTICLE 3
                  INITIAL RESIDENT AGENT AND REGISTERED OFFICE

     The name and address of the initial resident agent of the Corporation is Ralph Kinkade, 1233 Spartan Avenue, Carson City, Nevada 89701.

                                    ARTICLE 4
                                AUTHORIZED SHARES

     The aggregate number of shares that the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares of common stock with a par value of $0.001 per share.

                                    ARTICLE 5
                                    DIRESTORS

     Section 5.1 Style of Governing Board. The members of the governing board of the Corporation shall be styled as Directors.

     Section 5.2 Initial Board of Directors. The initial Board of Directors shall consist of one (1) Director.

     Section 5.3 Names and Addresses. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

                  Kevin Ericksteen
                  9825 East Turquoise Avenue
                  Scottsdale, Arizona 85258

     Section 5.4 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

                                    ARTICLE 6
                                  DISTRIBUTIONS

     The Corporation shall be entitled to make distributions to the fullest extent permitted by law.

                                    ARTICLE 7
                           RELEASE AND INDEMNIFICATION

     To the fullest extent permitted by Nevada law, the Directors and officers of the Corporation shall be released from personal liability for damages to the Corporation or its stockholders. To the fullest extent permitted by Nevada law, the Corporation shall advance expenses to its Directors and officers to defend claims made against them because they were or are Directors or officers and shall indemnify its Directors and officers from liability for expenses incurred as a result of such claims. The Corporation may provide in its Bylaws that indemnification is conditioned on receiving prompt notice of the claim and the opportunity to settle or defend the claim.

                                    ARTICLE 8
                                  INCORPORATOR

     The name and address of the incorporator of the Corporation is as follows:

                  Kevin Ericksteen
                  9825 East Turquoise Avenue
                  Scottsdale, Arizona 85258

                  Executed this 17th day of March, 2003.



                                                /s/Kevin Ericksteen
                                                ------------------------
                                                 Kevin Ericksteen, Incorporator

                                   EXHIBIT 3.2
                                   -----------

                                     BYLAWS
                                     ------
                                       OF
                                       --
                               DORAXX CORPORATION
                               ------------------
                                 March 20, 2003
                                 --------------
                                    ARTICLE I
                                    ---------
                           OFFICES AND CORPORATE SEAL
                           --------------------------

     SECTION 1.1 Registered Office. The registered office of Doraxx Corporation, (hereinafter the "Corporation") in the State of Nevada shall be c/o Ralph Kinkade, 1233 Spartan Avenue, Carson City, Nevada 89701. In addition to its registered office, the Corporation shall maintain a principal office at a location determined by the Board. The Board of Directors may change the Corporation's registered office and principal office from time to time.

     SECTION 1.2 Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors (hereinafter the "Board"), and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

     SECTION 1.3 Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used, the same shall be a circle having on the circumference thereof the name of the Corporation and in the center the words "corporate seal", the year incorporated, and the state where incorporated.


                                   ARTICLE II
                                   ----------
                                  SHAREHOLDERS
                                  ------------

     SECTION 2.1 Shareholders Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation between the hours of 9:00 a.m. and 5:00 p.m., or at such other time and place as may be fixed from time to time by the Board, or in the absence of direction by the Board, by the President or Secretary of the Corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. A special or annual meeting called by shareholders owning a majority of the entire capital stock of the Corporation pursuant to Sections 2.2 or 2.3 shall be held at the place designated by the shareholders calling the meeting in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.2 Annual Meetings. Annual meetings of shareholders shall be held on a date designated by the Board of Directors or if that day shall be a legal holiday, then on the next succeeding business day, or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At the annual meeting, shareholders shall elect the Board and transact such other business as may properly be brought before the meeting.

In the event that an annual  meeting is not held on the date  specified  in this
Section 2.2, the annual meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

     SECTION 2.3 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Nevada statute or by the Articles of Incorporation (hereinafter the "Articles"), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. In the event that the President or Secretary fails to call a meeting pursuant to such a request, a special meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

     SECTION 2.4 List of Shareholders. The officer who has charge of the stock transfer books for shares of the Corporation shall prepare and make, no more than two (2) days after notice of a meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to examination and copying by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

     SECTION 2.5 Notice of Shareholders Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice unless determined otherwise by the unanimous vote of the holders of all of the issued and outstanding shares of the Corporation present at the meeting in person or represented by proxy.

     SECTION 2.6 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or permitted to vote at, any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the record date shall be 4:00 p.m. on the day before the day on which notice of the meeting is given or, if notice is waived, the record date shall be the day on which, and the time at which, the meeting is commenced. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, provided that the board may fix a new record date for the adjourned meeting and further provided that such adjournments do not in the aggregate exceed thirty (30) days. The record date for determining shareholders entitled to express consent to action without a meeting pursuant to
Section 2.9 shall be the date on which the first shareholder signs the consent.

     SECTION 2.7 Quorum and Adjournment.

          (a) The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.

          (b) Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by Nevada statute or the Articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; and provided further, that the affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting.

          (c) If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 2.8 Voting. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period not to exceed seven (7) years.

     SECTION 2.9 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote with respect to the subject matter of the action unless a greater percentage is required by law in which case such greater percentage shall be required.

     SECTION 2.10 Waiver. A shareholder's attendance at a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and shall constitute a waiver of any objection to consideration of a particular matter at the meeting unless the shareholder objects to considering the matter when it is presented. A shareholder may otherwise waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before, at or after the time of the meeting.

     SECTION 2.11 Conduct of Meetings. Meetings of the shareholders shall be presided over by a chairman to be chosen, subject to confirmation after tabulation of the votes, by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The secretary for the meeting shall be the Secretary of the Corporation, or if the Secretary of the Corporation is absent, then the chairman initially chosen by a majority of the shareholders shall appoint any person present to act as secretary. The chairman shall conduct the meeting in accordance with the Corporation's Articles, Bylaws and the notice of the meeting, and may establish rules for conducting the business of the meeting. After calling the meeting to order, the chairman initially chosen shall call for the election inspector, or if no inspector is present then the secretary of the meeting, to tabulate the votes represented at the meeting and entitled to be cast. Once the votes are tabulated, the shares entitled to vote shall confirm the chairman initially chosen or shall choose another chairman, who shall confirm the secretary initially chosen or shall choose another secretary in accordance with this section. If directors are to be elected, the tabulation of votes present at the meeting shall be announced prior to the casting of votes for the directors.

     SECTION 2.12 Election Inspector. The Board of Directors, in advance of any shareholders meeting, may appoint an election inspector to act at such meeting. If an election inspector is not so appointed or is not present at the meeting, the chairman of the meeting may, and upon the request of any person entitled to vote at the meeting shall, make such appointment. If appointed, the election inspector will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; receive and count votes, ballots and consents and announce the results thereof; hear and determine all challenges and questions pertaining to proxies and voting; and, in general, perform such acts as may be proper to ensure the fair conduct of the meeting.


                                   ARTICLE III
                                   -----------
                                    DIRECTORS
                                    ---------

     SECTION 3.1 Number and Election. The number of directors that shall constitute the whole Board shall initially be three; provided, such number may be changed by the shareholders so long as the number of directors shall not be less than one or more than nine. Directors shall be elected by the shareholders, and each director shall serve until the next annual meeting and until his successor is elected and qualified, or until resignation or removal.

     SECTION 3.2 Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts as are not by Nevada statute, the Articles, or these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3.3. Resignation of Directors. Any director may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

     SECTION 3.4 Removal of Directors. Any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose.

     SECTION 3.5 Vacancies. Vacancies resulting from the resignation or removal of a director and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the shareholders in accordance with Section 3.1.

     SECTION 3.6 Place of Meetings. Unless otherwise agreed by a majority of the directors then serving, all meetings of the Board of Directors shall be held at the Corporation's principal office between the hours of 9:00 a.m. and 5:00 p.m., and such meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.6 shall constitute presence in person at such meeting.

     SECTION 3.7 Annual Meetings. Annual meetings of the Board shall be held immediately following the annual meeting of the shareholders and in the same place as the annual meeting of shareholders. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver of notice by all of the directors.

     SECTION 3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     SECTION 3.9 Special Meetings. Special meetings of the Board may be called by the President or the Secretary with seven (7) days notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called in like manner and on like notice by the President or Secretary on the written request of two (2) directors and shall in such case be held at the time requested by those directors, or if the President or Secretary fails to call the special meeting as requested, then the meeting may be called by the two requesting directors and shall be held at the time designated by those directors in the notice.

     SECTION 3.10 Quorum and Voting. A quorum at any meeting of the Board shall consist of a majority of the number of directors then serving, but not less than two (2) directors, provided that if and when a Board comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present, then the affirmative vote of a majority of directors present is the act of the Board of Directors.

     SECTION 3.11 Action Without Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3.12 Committees of the Board. The Board, by resolution, adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by law, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

     SECTION 3.13 Compensation. To the extent authorized by resolution of the Board and not prohibited or limited by the Articles, these Bylaws, or the shareholders, a director may be reimbursed by the Corporation for his expenses, if any, incurred in attending a meeting of the Board of Directors, and may be paid by the Corporation a fixed sum or a stated salary or both for attending meetings of the Board. No such reimbursement or payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.14 Waiver. A director's attendance at or participation in a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director may otherwise waive notice of any annual, regular or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

     SECTION 3.15 Chairman of the Board. A Chairman of the Board may be appointed by the directors. The Chairman of the Board shall perform such duties as from time to time may be assigned to him by the Board, the shareholders, or these Bylaws. The Vice Chairman, if one has been elected, shall serve in the Chairman's absence.

     SECTION 3.16 Conduct of Meetings. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

          (a)  The Chairman of the Board;
          (b)  The Vice Chairman;
          (c)  The President of the Corporation; or
          (d) A director chosen by a majority of the directors present, or if a majority is unable to agree on who shall act as chairman, then the director with the earliest date of birth shall act as the chairman.

     The Secretary of the Corporation, or if he shall be absent from such meeting, the person whom the chairman of such meeting appoints, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each meeting of the Board shall be determined by the chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

     SECTION 4.1 Titles, Offices, Authority. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer, and may, but need not, include a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Vice President, additional Vice Presidents, one or more assistant secretaries and assistant treasurers, or any other officer appointed by the Board. Any number of offices may be held by the same person, unless the Articles or these Bylaws otherwise provide. If only one person is serving as an officer of this Corporation, he or she shall be deemed to be President and Secretary. An officer shall have such authority and shall perform such duties in the management of the Corporation as may be provided by the Articles or these Bylaws, or as may be determined by resolution of the Board or the shareholders in accordance with
Article V.

     SECTION 4.2 Subordinate Officers. The Board may appoint such subordinate officers, agents or employees as the Board may deem necessary or advisable, including one or more additional Vice Presidents, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees. Notwithstanding the foregoing, no assistant secretary or assistant treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     SECTION 4.3 Appointment, Term of Office, Qualification. The officers of the Corporation shall be appointed by the Board and each officer shall serve at the pleasure of the Board until the next annual meeting and until a successor is appointed and qualified, or until resignation or removal.

     SECTION 4.4 Resignation. Any officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

     SECTION 4.5 Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4.6 Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in Sections 4.1, 4.2 and 4.3 of this Article IV for appointment to such office.

     SECTION 4.7 The President. The President shall preside at all meetings of shareholders. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, when authorized by the Board, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board from time to time.

     SECTION 4.8 The Vice President. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, the Vice President or, if there shall be more than one Vice President then in office, then one of them who shall be designated for the purpose by the President or by the Board shall perform the duties of the President, and when so acting shall have all powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.9 The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders and directors; he shall be the custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all proper instruments when deemed advisable by him; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary. He may sign, with the President, certificates of stock of the Corporation. He shall also have such powers and perform such duties as are assigned to him by these Bylaws, and he shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as the Board shall from time to time prescribe. If no officer has been named as Secretary, the duties of the Secretary shall be performed by the President or a person designated by the President.

     SECTION 4.10 The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such banks and other depositories as may be designated by the Board, or in the absence of direction by the Board, by the President; he shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the regular meetings of the Board or whenever they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board. He may sign, with the President or a Vice President, certificates of stock of the Corporation. If no officer has been named as Treasurer, the duties of the Treasurer shall be performed by the President or a person designated by the President.

     SECTION 4.11 Compensation. The Board shall have the power to set the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to set the compensation of such subordinate officers.

                                    ARTICLE V
                                    ---------
                    AUTHORITY TO INCUR CORPORATE OBLIGATIONS
                    ----------------------------------------

     SECTION 5.1 Limit on Authority. No officer or agent of the Corporation shall be authorized to incur obligations on behalf of the Corporation except as authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders. Such authority may be general or confined to specific instances.

     SECTION 5.2 Contracts and Other Obligations. To the extent authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders, officers and agents of the Corporation may enter into contracts, execute and deliver instruments, sign and issue checks, and otherwise incur obligations on behalf of the Corporation.


                                   ARTICLE VI
                                   ----------
                            SHARES AND THEIR TRANSFER
                            -------------------------

     SECTION 6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     SECTION 6.2 Issuance. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares is adequate. A certificate shall not be issued for any share until such share is fully paid.

     SECTION 6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                                   ARTICLE VII
                                   -----------
                                   FISCAL YEAR
                                   -----------

     The fiscal year of the Corporation shall be December 31.

                                  ARTICLE VIII
                                  ------------
                                    DIVIDENDS
                                    ---------

     From time to time the Board may declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.


                                   ARTICLE IX
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

     The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws. The Corporation's obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.


                                    ARTICLE X
                                    ---------
                         REPEAL, ALTERATION OR AMENDMENT
                         -------------------------------

     These Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time by a majority of the Board at any regular or special meeting, or by the shareholders at a special meeting called for that purpose. Any amendment made by the shareholders may not be amended by the Board unless authorized by the shareholders. No amendment made by the Board that impairs the rights of any shareholder shall be valid.

     IN WITNESS WHEREOF, the undersigned, being the directors of Doraxx Corporation, adopt the foregoing Bylaws, effective as of the date first written above.

                                               SOLE DIRECTOR:

                                               /s/Kevin Ericksteen
                                               --------------------------
                                               Kevin Ericksteen, Incorporator

                                   EXHIBIT 5.1
                                   -----------

                              OPINION RE: LEGALITY

THE O'NEAL LAW FIRM, P.C.
668 North 44th Street, Suite 233
Phoenix, Arizona 85008
(602) 267-3855 (602) 267-7400 (fax)

            OPINION OF COUNSEL AND CONSENT OF COUNSEL

TO:    Board of Directors
       Doraxx Corporation

RE:   Registration Statement on Form SB-2

Gentlemen:

As counsel to Doraxx Corporation, a Nevada corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of 500,000 shares of the Company's $0.001 par value common stock. As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations, we are of the opinion that the shares of the Company's common stock, when issued in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable shares of the shares of the common stock of the Company. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters".

                                                    Sincerely,



                                                  /s/ THE O'NEAL LAW FIRM, P.C.
                                                  -----------------------------
                                                      Phoenix, Arizona

DATED: May 1, 2003.



                                  EXHIBIT 23.1
                                  ------------

                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley, Int'l  C.P.A.
Certified Public Accountant

The Board of Directors
Doraxx Corporation

Gentlemen:

This letter will authorize you to include the Audit of your company dated April 30, 2003 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
-----------------------
Shelley Int'l, C.P.A.

May 1, 2003